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                                                                   EXHIBIT 10.59

                         METLIFE AUXILIARY PENSION PLAN

Metropolitan Life Insurance Company ("the Company") hereby amends and restates the MetLife Auxiliary Pension Plan ("the Plan") effective January 1, 2003.

Article 1. Purpose of Plan.

The purpose of the Plan is to provide to certain participants employed by the Company, other employers (each a "Subsidiary") participating under the Metropolitan Life Retirement Plan for United States Employees ("Retirement Plan") and their beneficiaries, the excess amount that would have been payable under the Retirement Plan in the absence of the limitations under (i) section 415 of the Internal Revenue Code of 1986 (as amended) ("Internal Revenue Code"),
(ii) section 401(a)(17) of the Internal Revenue Code, or such lesser limit as in effect under the Retirement Plan and (iii) section 1.415-2(d)(2) of the Income tax Regulations, that excludes compensation deferred under the Company's or a Subsidiary's deferred compensation arrangements.

Article 2. Participation

A Participant in the Plan is any employee that qualifies under Section 2.1, 2.2 or 2.3 below:

2.1. A Company or Subsidiary (including, but not limited to, a MetLife Group, Inc.) employee participating in the Retirement Plan:

(a) whose benefits are reduced because of the application of Section 401(a)(17) of the Internal Revenue Code (or such lesser limit as in effect under the Retirement Plan), or,

(b) whose benefits are reduced because of the application of section 415 of the Internal Revenue Code, including Treasury Regulation 1.415-2.

shall be eligible to participate in the Plan as stated in all Articles except
Section 4.2 of Article 4 and Article 4A.

2.2. A Company or Subsidiary (including, but not limited to, a MetLife Group Inc.) employee participating in the Retirement Plan who:

(a) is in a compensation grade of 36 or higher (or an equivalent compensation grade), or,

(b)  is a member of the Chairman's Council for 3 consecutive years, or,

(c)  is listed in Appendix A, or,

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(d)  has been inducted into the Sales Representative Hall of Fame and has attained the age of 65

shall be eligible to participate in the Plan as stated in all Articles.

If an employee is an eligible Participant in the Plan under Section 2.1 of this Article, and on or after January 1, 1995, he/she qualifies as a Participant under Section 2.2 of this Article, then the entire benefit that has accrued to that employee shall be payable as if the employee always qualified as a Participant under Section 2.2 of this Article. If, after qualifying as a Participant under Section 2.2 of this Article, an individual's compensation grade drops below level 36 (or its equivalent), or the individual ceases to qualify for the Chairman's Council, then that individual shall continue to be treated as if he or she meets the requirements of Section 2.2 of this Article.

2.3. A Company or Subsidiary employee participating in the Retirement Plan:

         (i) who participated and accrued benefits in the New England Life Insurance Company's non-qualified Plans, i.e.:

                  - The New England Life Insurance Company Select Employee's Supplemental Retirement Plan, or

                  - New England Life Insurance Company Supplemental Retirement Plan, and,

         (ii) who, on December 31, 2000, was actively employed by New England Life Insurance Company, the Company or a Subsidiary,

shall be eligible, on January 1, 2001, to participate in this Plan, except
Section 4.2 of Article 4 and Article 4A. These individuals shall have their entire auxiliary defined benefit (including amounts previously accrued under the New England plans named above) paid under this Plan, in accordance with the terms of this Plan. These individuals shall be eligible to participate in this Plan as stated in Section 4.2 of Article 4 and Article 4A if they independently qualify as a Participant under Section 2.2 of this Article after December 31, 2000.

         (i) who participated and accrued benefits in the GenAmerica Corporation Augmented Benefit Plan, (only insofar as it relates to benefits on compensation that exceeded the limits imposed by or upon the GenAmerica Corporation Performance Pension Plan and Trust.) and,

         (ii) who, on December 31, 2002, was actively employed by General American Life Insurance Company, the Company or a Subsidiary,

shall be eligible, on January 1, 2003, to participate in this Plan, except
Section 4.2 of Article 4 and Article 4A. These individuals shall have their entire auxiliary defined benefit (including amounts previously accrued under the Augmented Benefit Plan) paid under this Plan, in accordance with the terms of this Plan. These individuals shall be eligible to participate in Section 4.2 of
Article 4 and Article 4A of this Plan if they

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independently qualify as a Participant under Section 2.2 of this Article after
December 31, 2002.

Article 3. Vesting

Participants will vest in their accrued benefit under this Plan in accordance with the vesting schedule under the Retirement Plan.

All benefits accrued by Participants under this Plan, prior to a Change of Control as defined in Article 8, shall vest if the Participant satisfies the vesting schedule that existed under the Retirement Plan immediately prior to the Change of Control.

Article 4. Payment of Benefits

4.1. Benefits under this Plan shall be payable to a Participant in an amount equal to the difference between:

(a) the largest amount (without duplication of amount) that would have been payable to the Participant under the Retirement Plan, had the Retirement Plan not been subject to the limitations of Internal Revenue Code Sections:
     (i) 415, (ii) 401(a)(17) or such lesser limit as stated in the Retirement Plan, and (iii) Regulation Section 1. 415-2(d)(2) (with respect to deferred compensation arrangements); and,

(b) the amount of benefits payable under the Retirement Plan and any predecessor Auxiliary Plan.

4.2. Only for those individuals who qualify as Participants in the Plan under
Section 2.2, final average compensation used to determine the largest amount that would have been payable under Section 4.1(a) above, will be based on the following rules, notwithstanding the actual provisions of the Retirement Plan.

For qualifying Participants that are not compensated on a commission basis, Final Average Compensation will be the sum of (a) and (b) below:

(a) The base salary component of the Participant's final average compensation, determined using the average of the Participant's base salary for the 60 highest consecutive months during the 120 months preceding the Participant's date of retirement or termination, and,

(b) The component of the Participant's final average compensation representing the Annual Variable Incentive Compensation Plan or successor annual cash bonus plan or program ("AVIP") award will be determined using the average of the Participant's highest 5 AVIP payments, (not necessarily consecutive) with respect to, the 10 calendar years preceding such Participant's date of retirement or termination, (including any projected payment(s) to be made beyond the Participant's date of retirement or termination).

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The AVIP award, as set forth in subsection (b) immediately above, projected to be made beyond the Participant's date of retirement or termination will be deemed equal to:

     (i) the highest of the last 3 bonuses/awards paid while the Participant was in active Company service multiplied by

     (ii) a fraction, the numerator of which is the number of months (or part thereof) that the Participant was actively employed in the calendar year(s) for which the bonus/award would be payable and the denominator of which is 12.

     (iii) If the fraction determined under (ii) immediately above, is less than 1, then, the fractional amount determined under (ii) shall replace an equivalent fractional amount in the lowest of the 5 highest AVIP payments used in (b) above. This replacement shall occur only if the fractional amount determined under (ii) is greater than the fractional amount it is replacing in the lowest of the 5 highest AVIP payments.

Notwithstanding (b)(i), (ii) and (iii), if a specific amount of bonus/award was already approved under the AVIP, prior to the Participant's date of retirement or termination, such amount shall be used instead of the deemed estimate, and such amount shall also be taken into account in determining the highest of the Participant's last 3 bonuses/awards with regard to any bonus/award payable for the Participant's year of retirement or termination.

If, at the time of retirement or termination, less than 5 AVIP payments have been made to a Participant, then the AVIP component of final average pay shall be the average of: all AVIP payments actually made to the Participant and the projected payment (described above) for the year of retirement or termination.

For qualifying Participants that are compensated on a commission basis, Final Average Compensation will be the amount described in appropriate provisions of the Retirement Plan.

4.3. Except as described in (a) through (e) immediately below, benefits payable under this Plan shall be payable in the same form(s) and at the same times as benefits are payable under the Retirement Plan.

(a) Alternative Distributions under Article 4A shall be paid in the form, and at the time, stated in the election form completed by the Participant and approved by the Committee.

(b) Pre-Distribution Death Benefits as described in Article 4A.5 shall be paid in accordance with the terms of that Article.

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(c)  If a Participant directs his or her accrued, Personal Retirement Account
     ("PRA") or Performance Pension Account ("PPA"), benefit under the Retirement Plan to be transferred to the Savings and Investment Plan, and, at the time the request is made, the Participant has an accrued benefit under the Auxiliary Savings and Investment Plan, then the Participant's accrued PRA or PPA benefit under this Plan will be transferred to the Auxiliary Savings and Investment Plan and will be payable in accordance with the terms of the Auxiliary Savings and Investment Plan. If a Participant directs his or her accrued PRA or PPA benefit under the Retirement Plan to be transferred to the Savings and Investment Plan, and at the time the request is made, the Participant has no accrued benefit under the Auxiliary Savings and Investment Plan, then the Participant's accrued PRA or PPA benefit, under this Plan, will be paid to the Participant in a lump sum. The transfer discussed in the preceding sentence does not apply to a Participant's traditional formula benefit under the Retirement Plan or this Plan.

(d)  Individuals who:

(i) had accrued benefits under the New England Life Insurance Company's non-qualified Plans listed in Section 2.3,

(ii)  terminated employment on or before December 31, 2000, and,

(iii) did not become employees of the Company or a Subsidiary upon that termination of employment,

will have their benefits paid from this Plan in the amounts, at the times and in the form provided for under the provisions of those prior plans.

(e)  Individuals who:

     (i) had accrued benefits under the GenAmerica Corporation Augmented Benefit Plan,

     (ii)  terminated employment on or before December 31, 2002, and,

     (iii) did not become employees of the Company or a Subsidiary upon that termination of employment,

will have their entire auxiliary defined benefit paid from this Plan in the amounts, at the times, and in the form provided for under the provisions of that prior plan.

Individuals described in Section 2.3 shall have their entire auxiliary defined benefit (including amounts previously accrued under the plans named in Section 2.3) paid under this Plan, in accordance with the terms of this Plan.

Notwithstanding any provision to the contrary, the payment of benefits under this Plan shall not be affected by, or be subject to, the qualified pre-retirement survivor annuity and qualified joint and survivor annuity rules under the Retirement Equity Act of 1984.

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Article 4A. Alternative Distribution

Alternative forms of distribution are available only to those Participants in the Plan as defined in Section 2 of Article 2.

4A.1 Definitions

(a) Alternative Distribution. "Alternative Distribution" means one of the following modes of payment:

     (i)   Single Sum: Payment in a single sum.

     (ii) Installment Payments for a Specific Period: Monthly or annual payments are made to the Participant for a specified number of years selected (not exceeding 20 years). If the Participant dies before the expiration of the specified period, installment payments will continue to be made for the remainder of the period chosen by the Participant to a beneficiary designated by the Participant.

     (iii) Other Distribution: Any other form of payment that is mutually agreed upon by the Participant and the Committee.

(b) Committee. "Committee" means the Compensation Committee of the Board of Directors of Metropolitan Life Insurance Company or their designated agent(s).

(c) Election Date. "Election Date" means the date on which the Participant files his/her request for an Alternative Distribution. For Participants who are retirement eligible, as defined in the Retirement Plan, ("Retirement Eligible") when they separate from service with the Company or a Subsidiary, this date can be no later than the day before the Participant's retirement or termination date. For Participants who are not Retirement Eligible when they separate from service with the Company or a Subsidiary, this date can be no later than 12 months before the Distribution Date.

(d) Distribution Date. "Distribution Date" means the date distributions commence under the mode of payment elected by the Participant. For Participants who are Retirement Eligible when they separate from service with the Company or a Subsidiary, this date cannot be earlier than the Participant's retirement or termination date. For Participants who are not Retirement Eligible when they separate from service with the Company or a Subsidiary, this date cannot be earlier than the later of:

     (i)  12 months following the Participant's Election Date, and

     (ii) the earliest date the Participant becomes eligible for a distribution from the Retirement Plan.

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4A.2. Payment in the Form of an Alternative Distribution.

Auxiliary retirement benefits under this Plan shall be payable in whole or in part to a Participant in the form of an Alternative Distribution provided (i) a request form is duly filed by the Participant in compliance with both the provisions of this Article 4A and the procedures as set forth from time to time by the Committee and (ii) consent thereto is given by the Committee.

4A.3. Election of Alternative Distribution.

A form requesting that auxiliary retirement benefits under this Plan be paid in the form of an Alternative Distribution must be submitted by the Participant to the Committee no later than the day before the Participant's retirement date. For Participants who are separating from service with the Company or a Subsidiary before they are Retirement Eligible, the form requesting an Alternative Distribution must be submitted by the Participant to the Committee no later than 12 months before the Distribution Date indicated on the election form. All requests must be in writing, signed by the Participant, and follow the format prescribed by the Committee. On the request form the Participant must also designate (i) the mode of payment requested and (ii) the Participant's retirement or Distribution Date. A request form shall be deemed submitted by the Participant to the Committee on the day that such form is received by the Committee. Prior to the Participant's retirement date, the request form can be revoked by the Participant. Any revocation must be in writing and comply with the procedures of the Committee. A request form submitted by the Participant shall become irrevocable and binding as to all elections and designations made by the Participant as of the retirement date. In the event that a Participant's request form is not filed before his/her retirement date, the Participant's Plan benefits will be paid in the same form as the benefits paid to the Participant under the Retirement Plan. For Participants who separate from service before they are Retirement Eligible, the request form shall become irrevocable and binding, as to all elections and designations, 12 months before the Distribution Date.

4A.4. Consent of the Committee.

Payment in the form of an Alternative Distribution shall require the consent of the Committee. The Committee shall have full and complete discretion to approve or reject any request for an Alternative Distribution. The decision of the Committee on the Participant's request form shall be made known to the Participant in writing.

4A.5. Death of Participant Before Distribution Date.

(a) A Participant under Section 2.2, who accrued benefits in this Plan under the traditional formula before death, shall have 50% of the present value of his/her undistributed traditional formula benefit, (valued as a single sum under Section 4A.6(a) below and actuarially adjusted for payment at the Participant's earliest retirement date), paid to his/her designated beneficiary. This pre-distribution death

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     benefit will be payable in the form designated by the Participant and approved by the Committee.

     A Participant may file with the Committee a form (which will become irrevocable only upon death) designating a beneficiary or changing their existing designation. This form will also allow the Participant to choose the form in which the pre-distribution death benefit will be paid. All optional forms of benefit available to the Participant under this Plan and the Retirement Plan will be available for payment of this death benefit.

(b) For salaried Participants covered under Section 2.2, a single sum, equivalent to the full value of a Participant's undistributed traditional formula benefit on the date of the Participant's death, (valued under Section 4A.6(a)), shall be paid to the Participant's designated beneficiary if:

          (i) the Participant notifies the Committee in a request form in effect on the Election Date of his or her anticipated retirement date,

                the Committee gives its consent to the payment of a Single Sum or Installment Payments for a Specific Period before the Distribution Date is reached,

                the Participant agrees to defer actual retirement at the Company's written request,

                the Distribution Date for payment of the Single Sum or Installment Payments for a Specific Period is deferred to the Participant's actual retirement date, and the Participant dies after such anticipated retirement date but before actual retirement.

In the absence of a designation by the Participant, the death benefit, under (a) or (b) immediately above, shall be paid to the Participant's surviving spouse in a single sum. If the Participant has no surviving spouse at the time of death, then the death benefit shall be paid to the Participant's estate.

4A.6. Valuation of Alternative Benefit

(a) The actuarial equivalent value of the Single Sum shall be determined using the UP 84 Mortality Table, set forward one year for the Participant and set back four years for the Participant's spouse, (if applicable), and the Pension Benefit Guaranty Corporation immediate interest rate.

(b) The actuarial equivalent benefit amount for the Installment Payments for a Specific Period will be determined by converting the Single Sum benefit amount, determined under Article 4A.6(a), using the interest rate basis for the immediate annuity purchase rates offered under the Metropolitan Savings and Investment Plan and its successors.

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(c)  The interest rates referenced in Article 4A.6, (a) and (b) above shall be the rates in effect at the following times:

     (i) For Participants who are Retirement Eligible when they separate from service with the Company or a Subsidiary, the rate in effect, on their Election Date, but in no event earlier than one year before the Participant's retirement date.

     (ii) For Participants who are not Retirement Eligible when they separate from service with the Company or a Subsidiary, the rate in effect 12 months before their Distribution Date.

4A.7. Power of Committee.

The Committee shall have the discretionary power to make any and all administrative decisions regarding the election and payment of an Alternative Distribution, including but not limited to, (i) the design and format of request forms, (ii) the approval or rejection of requests for an Alternative Distribution, (iii) the design and format of revocation forms and (iv) the sending of notices.

Article 5. Unfunded Plan.

The Plan is completely unfunded. This Plan is entirely separate from the Retirement Plan and any other plan. Participation in this Plan gives a Participant no right to any funds or assets of the Retirement Plan, or any other plan. The fact that contracts or certificates may be distributed to recipients of benefits under the Retirement Plan in discharge of obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of obligations under this Plan.

Article 6. Non-transferability of Participant's Interest

No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 7. Effect of Taxes

In making payments under this Plan, the Company and the Subsidiary shall withhold any Federal, state or local income, employment or other taxes, it determines that it is legally obligated to withhold. All tax liabilities arising out of benefits under this Plan are the sole obligation of the Plan Participant(s) or their beneficiary. In the event that a Participant or beneficiary incurs greater tax burdens from payments under this plan (whether income, employment, estate or other tax burdens) than they would if such payments had been made from the Retirement Plan, the Company and the Subsidiary shall have no obligation to reimburse the Participant or beneficiary for such greater tax burdens.

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Article 8. Change of Control

8.1. Definitions.

(a) Change of Control. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

     (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation's securities;

           within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Corporation (the "Board") or the board of directors of any successor to the Corporation; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 8.1(a)(ii);

           the stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

           any other event occurs which the Board declares to be a Change of Control.

(b) Corporation. For the Purposes of this Article, "Corporation" means MetLife, Inc.

(c) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange
     Act); provided, however, that "Person" shall not include (A) the Corporation or any Affiliate, (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or

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     (C) any employee benefit plan (including an employee stock ownership plan)
     sponsored by the Corporation, Company or any Affiliate.

(d) Voting Power. For purposes of the definition of Change of Control, "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

(e) Affiliate. For the purposes of this article, an "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.

(f)  Cause. For the purposes of this article, "Cause" means either:

          (i) the Participant's conviction or plea of nolo contendere to a felony, or,

               any act or acts of dishonesty or gross misconduct on the Participant's part which results or is intended to result in material damage to the business or reputation of MetLife.

(g)  Good Reason. For the purposes of this article, "Good Reason" means any of:

          (i) any reduction by the Corporation or an Affiliate in the Participant's base salary rate below the rate in effect immediately before the Change of Control;

                any relocation by the Corporation or an Affiliate of the Participant's usual base work location to any other office or location more than 50 miles from the Participant's usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant's responsibilities;

                if the Participant is a party to an Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting "Good Reason" under that Employment Continuation Agreement;

                the failure of the Corporation or an Affiliate to pay the Employee's base salary or employee benefits as required by law.

8.2. Vesting and Other Rights on and After a Change of Control Subject to Conditions

In the event that:

(a) there is a Change of Control as defined in Section 8.1(a) of this Article, and,

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(b) on the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:

          (i) is involuntarily terminated from employment by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause,

          (ii) voluntarily terminates employment with the Corporation or any Affiliate for Good Reason,

then the Participant's unvested benefits and rights accrued as of the Change of Control in each, the Retirement Plan and this Plan, will vest immediately under this Plan, notwithstanding any other provision of the Retirement Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.

These accrued benefits will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 4 and where applicable, Article 4A as they existed immediately prior to the Change of Control. If this Section 8.2 is triggered, a Participant under Section 2.2 does not have to obtain Committee approval for an Alternate Distribution in the form of a Single Sum or Installment Payments for a Specific Period.

Article 9. Interpretation of the Plan

The Committee is empowered to take all actions it deems appropriate in administering this Plan. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the procedures adopted by the Committee, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the appropriate administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Committee, or its delegate, determines in its discretion that the applicant is entitled to them.

In the event of a difference of opinion between a Participant and the Committee with respect to the meaning or application of the provisions of the Plan, the Committee's final interpretation shall be binding and conclusive. However, once a Change of Control (as defined in Article 8) has occurred, this Article 9 shall no longer apply to differences of opinion between the Committee and a Participant regarding the application of Article 8 of this Plan to a Participant or with regard to any rights or benefits protected under Article 8 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.

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Article 10. Governing Law

To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

Article 11. Amendment and Termination of Plan

11.1. Except to the extent required by law, the Committee may amend or terminate this Plan at any time without the consent of any Participant or of any other person. However, any such amendment or termination will not adversely affect the benefit entitlements of:

(a) any Participant receiving benefits under the Plan at or prior to the time of such amendment or termination, or,

(b) any employee who is a Participant in the Retirement Plan to the extent of the present value of their accrued benefit under this Plan prior to the time of such amendment or termination. However, amendments may be made to all other aspects of this Plan including, but not limited to:

          (i) amendments impacting the timing under which the Participant's entire accrued benefit is paid, or,

               amendments impacting the optional forms of benefit available for payment of the Participant's entire accrued benefit.

Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by ten million dollars or more in the aggregate, as determined in good faith by the Committee, shall take effect only after the action is authorized or ratified by the Board of Directors of Metropolitan Life Insurance Company.

11.2.

(a) Notwithstanding the provisions of Section 11.1 above, or any other provision of this plan, on or after a Change of Control (as defined in Article 8), amendments can no longer be made to Article 8, Article 9 or
     Section 11.2 of Article 11 of this Plan; and

(b)  Participants who:

          (i) accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 8), and,

               whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan.

                                      METROPOLITAN LIFE INSURANCE COMPANY

                           By /s/ James N. Heston
                              --------------------------------------------

                         Date October 31, 2003
                              --------------------------------------------

                      Witness /s/ Teresa Porochnia
                              --------------------------------------------

                                   Appendix A.

             List of Additional Individuals Covered Under This Plan.

The following additional individuals, who were covered under this Plan as of January 1, 1995, are grandfathered as Participants under Section 2.2 of this
Plan:

Anthony E. Amodeo

Oliver N. Greeves

Sibyl C. Jacobson

William D. Kerrigan

Alan E. Lazarescu

Felix Schirripa

Anthony F. Trani

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